SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2005

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

0-33207	GREAT PLAINS ENERGY INCORPORATED (A Missouri Corporation) 1201 Walnut Street Kansas City, Missouri 64106 (816) 556-2200 NOT APPLICABLE (Former name or former address, if changed since last report)	43-1916803

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 1.02	Termination of a Material Definitive Agreement

On April  5, 2005, Jeanie Sell Latz announced her resignation effective April 15, 2005 as Executive Vice President-Corporate and Shared Services and Corporate Secretary of Great Plains Energy Incorporated pursuant to the terms and conditions set forth in the Agreement filed herewith.
Item 9.01	Financial Statements and Exhibits
(c) Exhibit No.
10.1	Agreement dated April 5, 2005, between Great Plains Energy Incorporated and Jeanie Sell Latz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED /s/Jeanie Sell Latz Jeanie Sell Latz Executive Vice President-Corporate and Shared Services and Secretary

Date: April 5, 2005